Exhibit 99.1
NeoStem Appoints Steven M. Klosk to Board of Directors

NEW YORK, NY, July 8, 2014 (GLOBE NEWSWIRE) -- NeoStem, Inc. (NASDAQ:NBS), a leader in the emerging cellular therapy industry, announced today the appointment of Steven M. Klosk to its Board of Directors.
Mr. Klosk is a seasoned senior executive with extensive management experience in the life sciences industry. He is currently President, CEO & Director at Cambrex Corporation (NYSE:CBM), one of the leading providers of active pharmaceutical ingredients, advanced intermediates and finished dosage form products to the branded and generic pharmaceutical markets. In his current role since May 2008, Mr. Klosk is responsible for all aspects of Cambrex’s global business with manufacturing and R&D facilities in the US, Sweden, Italy, Estonia, Germany and India. Since 2010, Cambrex sales have increased from $226 million to $317 million and market capitalization has tripled.
Mr. Klosk has also held other executive positions at Cambrex Corporation, including Executive Vice President & COO; as well as President, Pharma Business Unit (2007-2008) where he had full P&L and balance sheet responsibility for four operating units in North America and Europe. Prior to this he was Executive Vice President & COO Cambrex Pharma & Biopharmaceuticals Business Unit (2003-2007) where he was responsible for managing a highly profitable global business with six operating units in North America and Europe. Earlier in his career Mr. Klosk served as Vice President, Administration for the The Genlyte Group, Inc., a publicly traded $1.0 billion producer of lighting fixtures.
Mr. Klosk earned a B.S. from Cornell University and a J.D. from New York Law School.
“We are so pleased that Steven Klosk will be bringing his extensive business experience in the pharma and biopharma industries to our Board,” said Dr. Robin L. Smith, Chairman and CEO of NeoStem. “Steven’s successful track record of managing global business units and driving shareholder value will provide us with meaningful guidance as NeoStem continues its strategic growth in the cellular therapy industry.”
Mr. Klosk stated, “I look forward to working with Dr. Smith and the rest of the NeoStem Board to help promote NeoStem’s already successful growth in both the manufacturing arena and clinical development pipeline areas of the business.”

About NeoStem, Inc.
NeoStem is a leader in the emerging cellular therapy industry, pursuing the preservation and enhancement of human health globally through the development of cell based therapeutics that prevent, treat or cure disease by repairing and replacing damaged or aged tissue, cells and organs and restoring their normal function. The business includes the development of novel proprietary cell therapy products as well as a revenue-generating contract development and manufacturing service business. This combination has created an organization with unique capabilities for cost effective in-house product development and immediate revenue and cash flow generation. www.neostem.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy, the Company's ability to develop and grow its business, the successful development of cellular therapies with respect to the Company's research and development and clinical evaluation efforts in connection with the Company's Targeted Immunotherapy Program, CD34 Cell Program, T Regulatory Cell Program and other cell therapies, the future of the regenerative medicine industry and the role of stem cells and cellular therapy in that industry, the performance and planned expansion of the Company's contract development and manufacturing business and the Company's final and continued inclusion on any Russell indexes. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 13, 2014, the Company's Current Report on Form 8-K filed with the SEC on May 8, 2014 and in the Company's other periodic filings with the SEC. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside its control.

CONTACT:
Investor Contact:
LifeSci Advisors, LLC
Michael Rice
Founding Partner
Phone: +1-646-597-6979
Email: mrice@lifesciadvisors.com

Media Contact:
NeoStem, Inc.
Eric Powers
Manager of Communications and Marketing
Phone: +1-212-584-4173
Email: epowers@neostem.com